As filed with the Securities and Exchange Commission on June 13, 2003
                                                       Registration No.
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                                               ---------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                     Credit Suisse First Boston (USA), Inc.
             (Exact Name of Registrant as Specified in Its Charter)



                 Delaware                                    13-1898818
 (State of Incorporation or Organization)                 (I.R.S. Employer
                                                          Identification No.)

                11 Madison Avenue, New York, New York 10010
          (Address of Principal Executive Offices)    (Zip Code)



    If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), check the following box. |X|

    If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), check the following box. |_|

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                               Name of Each Exchange on Which
to be so Registered                               Each Class is to be Registered
-------------------                               ------------------------------

Accelerated Return Equity Securities (ARES)SM     American Stock Exchange

due November 30, 2004

Linked to the S&P 500(R) Index

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

Item 1. Description of Registrant's Securities to be Registered
        --------------------------------------------------------

         A description of the securities to be registered appears in the section captioned "Description of Notes" of the Registrant's Prospectus Supplement dated June 13, 2003 to Prospectus dated April 29, 2002 included in the Registration Statement on Form S-3 as filed with the Securities Exchange Commission under the Securities Act of 1933, as amended (File No. 333-86720). Such description, as amended or supplemented from time to time, is hereby incorporated by reference herein.

Item 2.   Exhibits
          --------

         The following exhibits are hereby incorporated by reference from the Registration Statement on Form S-3 (File No. 333-86720) of Credit Suisse First Boston (USA), Inc.

Exhibit No.                         Exhibit Description
-----------                         -------------------

1.1 Form of Underwriting Agreement for Debt Securities (incorporated by reference to Exhibit 1.1 to the Registrant's Registration Statement on Form S-3, File No. 333-71850).

1.2 Form of Terms Agreement for Debt Securities (incorporated by reference to Exhibit 1.2 to the Registrant's Registration Statement on Form S-3, File No. 333-71850).

4.1 Senior Indenture dated as of June 1, 2001 between the Registrant and JPMorgan Chase Bank, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-3, File No. 333-71850).

4.3            Form of Senior Debt Security (incorporated by reference to
               Exhibit 4.3 to the Registrant's Registration Statement on Form S-3, File No. 333-71850).

5.1            Opinion of Andrew M. Hutcher, Esq.

23.1           Consent of Andrew M. Hutcher, Esq. (included in Exhibit 5.1).

25.1. Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of JPMorgan Chase Bank, as trustee, under the indentures.

                                    SIGNATURE



         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.





Dated:  June 13, 2003               CREDIT SUISSE FIRST BOSTON (USA), INC.



                                    By:      /s/ Zev A. Kindler
                                             -----------------------------------
                                             Name:  Zev A. Kindler
                                             Title:  Assistant Treasurer